UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) of Vectrus, Inc. (the “Company”) held on May 16, 2019, the shareholders of the Company approved an amendment (the “Articles Amendment”) to the Amended and Restated Articles of Incorporation of the Company (the “Articles”) to allow shareholders of the Company to amend the Company’s By-Laws (the “By-Laws”) by the affirmative vote, at a meeting of the Company’s shareholders, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Company entitled to vote generally in the election of directors, considered as a single voting group. On May 17, 2019, the Company filed an Amendment and Restatement of the Articles with the Secretary of State of Indiana incorporating the Articles Amendment, which became effective upon acceptance of the filing on May 21, 2019

The Company’s Board of Directors approved corresponding amendments to the By-Laws (the “Amended By-Laws”) to conform provisions of the By-Laws to those set forth in the Articles Amendment. The Amended By-Laws became effective at the same time as the Articles Amendment.

The forgoing descriptions of the Articles Amendment and the Amended By-Laws are qualified in their entirety by reference to the full text of the Amended and Restated Articles and the Amended and Restated By-Laws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company held its 2019 Annual Meeting. For more information on the following proposals submitted to shareholders, see the 2019 Proxy Statement of the Company.

1. Election of three Class II Directors. At the 2019 Annual Meeting, the shareholders elected each of the persons whose names are set forth below as Class II Directors for a term of three years to expire at the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non-Votes
Louis J. Giuliano	8,864,395	67,751	12,355	1,233,848
Mary L. Howell	8,862,817	70,282	11,402	1,233,848
Eric M. Pillmore	8,675,146	257,000	12,355	1,233,848

In addition to the election of three directors, three other votes were taken at the 2019 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 was ratified by a vote of 10,130,699 shares voting for the proposal, 11,644 shares voting against the proposal and 36,006 shares abstaining from the vote on the proposal, and there were 0 broker non-votes.

3. To approve an amendment to the Amended and Restated Articles of Incorporation of Vectrus, Inc. to allow shareholders to amend the By-Laws. The proposal for the approval of the Articles Amendment to allow shareholders to amend the By-Laws was approved by a vote of 8,896,277 shares voting for the proposal, 34,661 shares voting against the proposal and 13,563 shares abstaining from the vote on the proposal, and there were 1,233,848 broker non-votes.

4. To approve, on an advisory basis, the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the compensation of the Company’s Named Executive Officers was approved by a vote of 8,674,998 shares voting for the proposal, 241,443 shares voting against the proposal and 28,060 shares abstaining from the vote on the proposal, and there were 1,233,848 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of Vectrus, Inc.
3.2	Amended and Restated By-Laws of Vectrus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2019	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Deputy General Counsel and Corporate Secretary